UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Pine Street
New York, New York 10270

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 18, 2008, the Board of Directors of American International Group, Inc. (“AIG”) elected Edward M. Liddy as Chief Executive Officer and a director of AIG and appointed him as Chairman of the Board. Simultaneously, Robert B. Willumstad resigned as Chairman and as a director of AIG, and his employment as Chief Executive Officer was terminated without cause.
     Mr. Liddy, age 62, joined the private equity investment firm of Clayton, Dubilier & Rice, Inc. earlier this year. He served as Chairman of the Board of The Allstate Corporation, the parent of Allstate Insurance Company, from January 1999 until his retirement in April 2008. He also served as Chief Executive Officer of Allstate from January 1999 to December 2006, President from January 1995 to May 2005, and Chief Operating Officer from August 1994 to January 1999.
     Compensation arrangements for Mr. Liddy have not yet been determined and separation arrangements for Mr. Willumstad have not yet been finalized. Mr. Willumstad’s letter agreement with AIG and related award agreements are attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

          Exhibit 10.1          Letter Agreement between Robert B. Willumstad and AIG, effective as of July 16, 2008.

          Exhibit 10.2          Sign-On Stock Option Award Agreement between Robert B. Willumstad and AIG, effective as of July 16, 2008.

          Exhibit 10.3          Sign-On Restricted Share Award Agreement between Robert B. Willumstad and AIG, effective as of July 16, 2008.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2008	AMERICAN INTERNATIONAL GROUP, INC. (Registrant) By: /s/ Kathleen E. Shannon Name: Kathleen E. Shannon Title: Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No	Description
10.1	Letter Agreement between Robert B. Willumstad and AIG, effective as of July 16, 2008.
10.2	Sign-On Stock Option Award Agreement between Robert B. Willumstad and AIG, effective as of July 16, 2008.
10.3	Sign-On Restricted Share Award Agreement between Robert B. Willumstad and AIG, effective as of July 16, 2008.